Exhibit 10.35

OPTION TERMINATION AGREEMENT

This Option Termination Agreement (this “Agreement”), dated as of July 23, 2010, is made by and among Gordmans Stores, Inc. f/k/a Gordmans Holding Corp., a Delaware corporation (the “Company”) and Jeff Gordman (the “Option Holder”).

WHEREAS, the Option Holder has previously been granted stock options (the “Options”) to purchase 35,000 shares of the common stock, par value $.001 per share, of the Company under the Gordmans Holding Corp. 2009 Stock Option Plan (the “Plan”);

WHEREAS, the Company filed a Form S-1 Registration Statement with the Securities and Exchange Commission on April 30, 2010 with the intent of making an initial public offering of shares as soon as practicable after such Registration Statement becomes effective (the “IPO”);

WHEREAS, concurrently with the IPO, the Company will adopt an Omnibus Incentive Plan which will, among other things, authorize the issuance of restricted stock (as described in the Omnibus Incentive Plan, “Restricted Stock”) to certain employees of the Company;

WHEREAS, contingent upon and effective upon the consummation of the IPO, the Company will take all necessary action to irrevocably terminate all of the options outstanding under the Plan concurrently with the IPO in exchange for the issuance of a number of shares of Restricted Stock equal in value to (x) the excess, if any, of the per share public offering price as set forth in the IPO prospectus (the “IPO Price”) over the exercise price per share of the Options, multiplied by (y) the number of shares of the Company’s common stock covered by the Options (as calculated on Exhibit A attached hereto, the “Option Termination Consideration”), which shall be subject to vesting provisions similar to those set forth in the Options, and which shall be delivered on the business day after the first anniversary of the IPO;

WHEREAS, the Board of Directors of the Company will adopt resolutions approving the vesting of the Options contingent upon and effective upon the consummation of the IPO, the subsequent termination of the Plan after all Options issued and outstanding under the Plan are terminated pursuant to this Agreement, and this Agreement as well as similar Option Termination Agreements with all of the other option holders under the Plan;

WHEREAS, the Option Holder desires to receive the Option Termination Consideration in exchange for the termination of the Option Holder’s Options; and

WHEREAS, the Company is seeking this Agreement to confirm the Option Holder’s understanding of the treatment of the Options in connection with the IPO and to have the Option Holder covenant to certain other matters in connection therewith as set forth herein.

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby acknowledge and agree to the following:

1.	Option Termination and Payment. The Company will take all necessary action to irrevocably terminate and liquidate the Options and the Plan effective as of the date of the

IPO. On the day that is the first business day after the first anniversary of the IPO, the Company will deliver the Option Termination Consideration to the Option Holder. Upon the occurrence of the IPO, the Options held by the Option Holders shall be automatically terminated and of no further force and effect, and neither the Company nor the Option Holder shall have any further rights or obligations under the Plan or with respect to the Options other than to make or receive the payment of the Option Termination Consideration as provided herein.

2.	Option Holder Acknowledgements. The Option Holder hereby:

(a)	Acknowledges that the cancellation of the Option Holder’s Options is contingent upon the completion of the IPO;

(b)	Acknowledges that the Option Holder’s receipt of the Option Termination Consideration shall be in full settlement of the Option Holder’s rights in respect of the Options;

(c)	Acknowledges that the Option Holder will receive the Option Termination Consideration on the first business day after the first anniversary of the IPO; and

(d)	Acknowledges that the Option Holder is the only legal and beneficial owner of all legal and equitable rights and claims of any kind with respect to the Options, and that the Option Holder has not assigned, pledged, or contracted to assign or pledge any such rights or claims.

3.	Taxes.

(a)	Within 30 days after the date the Option Holder receives the Option Termination Consideration, the Option Holder shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder with respect to the Restricted Stock received as the Option Termination Consideration.

(b)	The Option Holder shall be responsible for all applicable withholding taxes resulting from the issuance of the Option Termination Consideration, provided that upon making the election under Section 83(b) of the Code, any statutorily required withholding obligation with regard to the Option Holder’s receipt of the Option Termination Consideration shall be satisfied by reducing the number of shares of Restricted Stock otherwise deliverable.

4.	Code Section 409A. The parties intend for this Agreement to constitute a plan termination and liquidation for purposes of Treasury Regulation 1.409A-3(j)(4)(ix)(C) promulgated under Code Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Option Holder by Code Section 409A or damages for failing to comply with Code Section 409A.

5.	Release. In consideration for the Option Holder’s receipt of the Option Termination Consideration, the Option Holder, for and on behalf of the Option Holder and the Option Holder’s heirs, dependents, executors, administrators, trustees, legal representatives, agents, successors and assigns (collectively, the “Releasing Parties”), hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and all of its past, present and/or future subsidiaries, divisions, affiliates, employee benefit plans, successors and assigns and all of its or their past, present and/or future shareholders, officers, managers, partners, directors, employees, agents, representatives, attorneys, affiliates, predecessors, successors and assigns, as applicable, and all other persons acting by, through, under, or in concert with any of them (collectively, the “Releasees”), from and against any and all actions, causes of action, suits, debts, liens, contracts, agreements, obligations, promises, liabilities, claims, rights, demands, damages, controversies, losses, costs, and expenses (including attorneys’ fees) of any and all kinds, whether known or unknown, suspected or unsuspected, or fixed or contingent (collectively, the “Claims”), which the Releasing Parties now have, own, hold, or claim to have, own, or hold, or at any time heretofore had, owned, held, or claimed to have, own, or hold, against the Releasees, or any of them in connection with or in any manner related to, or arising under the Options, including the granting, exercise and/or cancellation of the Options (other than the right to receive the Option Termination Consideration).

6.	Governing Law. This Agreement shall be governed in all respects, whether as to its validity, construction, capacity, performance, or otherwise, by the laws of the State of Delaware, without regard to its principles of conflict of laws.

7.	WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

8.	Successors and Assigns. This Agreement is binding upon, and shall inure to the benefit of, the Option Holder, the Company and their respective heirs, executors, administrators, successors and assigns.

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IN WITNESS WHEREOF, the Option Holder has executed this Option Termination Agreement as of the date first written above.

OPTION HOLDER
/s/ Jeff Gordman
Jeff Gordman

GORDMANS STORES, INC.

By:	/s/ Michael D. James
Name:	Michael D. James
Title:	VP and CFO

EXHIBIT A

Schedule of Options

Date of Options Grant	Number of Option Shares	IPO Price			Exercise Price Per Share	Option Termination Consideration Per Share			Total Option Termination Consideration
May 7, 2009	35,000	$	[	•]	$20.00	$	[	•]	$	[	•]

A-1